EXHIBIT 5.1

OPINION AND CONSENT OF STRADLING YOCCA CARLSON & RAUTH

February 27, 2009

Acacia Research Corporation
500 Newport Center Drive, 7th Floor
Newport Beach, California 92660

Re:	Acacia Research Corporation Registration Statement on Form S-3

Ladies and Gentlemen:

In connection with the registration statement on Form S-3 (the “Registration Statement”) to be filed by Acacia Research Corporation, a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) on March 2, 2009 under the Securities Act of 1933, as amended (the “Securities Act”), you have requested our opinion with respect to the matters set forth below.

You have provided us with a draft of the Registration Statement in the form in which it will be filed, which includes the prospectus (the “Prospectus”).  The Prospectus provides that it will be supplemented in the future by one or more supplements to the Prospectus (each, a “Prospectus Supplement”) or any related free writing prospectus (each, a “Free Writing Prospectus”).  The Prospectus, as supplemented by various Prospectus Supplements and Free Writing Prospectuses, will provide for the registration by the Company of up to $55,786,321 aggregate offering price of (A) shares of common stock, par value $0.001 per share (the “Common Stock”), (B) warrants to purchase shares of Common Stock (the “Warrants”), or (C) any combination of the foregoing, plus any additional Common Stock or Warrants that may be registered pursuant to any subsequent registration statements that the Company may hereafter file with the Commission pursuant to Rule 462(b) under the Securities Act (the Common Stock and the Warrants are collectively referred to as the “Securities”).  The Warrants may be issued under one or more warrant agreements (each, a “Warrant Agreement”) with the Company and/or a bank or trust company to be identified therein as warrant agent (each, a “Warrant Agent”).

In our capacity as your counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Securities.  For the purposes of this opinion, we have assumed that such proceedings to be taken in the future will be timely completed in the manner presently proposed and that the terms of each issuance will otherwise be in compliance with law.  In addition, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter.

In arriving at the opinions expressed below, we have examined originals, or copies certified or otherwise identified to our satisfaction, of corporate records, certificates of officers of the Company and of public officials and other instruments as we have deemed necessary or advisable to enable us to render these opinions.  In our examination, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.  As to any facts material to these opinions, we have relied to the extent we deemed appropriate and without independent investigation upon statements and representations of officers and other representatives of the Company and others.

Acacia Research Corporation
February 27, 2009
Page Two

We are opining herein as to the effect on the subject transaction only of the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

Subject to the foregoing and the other matters set forth herein, it is our opinion that as of the date hereof:

1.    When the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act and any and all Prospectus Supplements and Free Writing Prospectuses required by applicable laws have been delivered and filed as required by such laws, and upon adoption by the Board of Directors of the Company of resolutions in form and content as required by applicable law, if not so previously adopted, authorizing the issuance of such Securities and upon the issuance and the delivery of such Securities and payment to the Company of full consideration therefore (in no event for less than the par value thereof for shares of Common Stock), in the manner contemplated by the Registration Statement, the Prospectus, the related Prospectus Supplements and Free Writing Prospectuses, any applicable definitive purchase, underwriter or similar agreement, and by such Board of Directors’ resolutions, and assuming that (i) the terms of such Securities as issued and delivered are as described in the Registration Statement, the Prospectus, the related Prospectus Supplements and Free Writing Prospectuses, and such resolutions, (ii) at the time of issuance of such Securities, the Company has a sufficient number of authorized but unissued shares of Common Stock, under the Company’s Amended and Restated Certificate of Incorporation, (iii) such Securities as issued and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any agreement or instrument to which the Company is a party or by which it is bound, any court or governmental or regulatory body having jurisdiction over the Company or otherwise and (iv) such Securities are issued and sold as contemplated in the Registration Statement, the Prospectus, the related Prospectus Supplements and Free Writing Prospectuses, any applicable definitive purchase, underwriting or similar agreement, and such Board of Directors’ resolutions, such shares of Common Stock (including any Common Stock duly issued upon the exercise of any Warrants, pursuant to the terms thereof that are exercisable for the purchase of Common Stock) will be validly issued, fully paid and nonassessable.

2.    When (i) the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act and any and all Prospectus Supplements and Free Writing Prospectuses required by applicable laws have been delivered and filed as required by such laws, (ii) the applicable Warrant Agreement has been duly authorized, executed and delivered by the Company and the Warrant Agent, (iii) the Warrants have been duly authorized and duly established in accordance with the terms of the Warrant Agreement and applicable law (including, without limitation, by the adoption by the Board of Directors of the Company of a resolution duly authorizing the issuance and delivery of the Warrants) (the “Warrant Authorization”) and (iv) the Warrants have been duly executed, authenticated and/or countersigned in accordance with the Warrant Agreement relating to such Warrants and delivered on behalf of the Company against payment therefor as contemplated by the Registration Statement, the Prospectus, the related Prospectus Supplements and Free Writing Prospectuses, and the Warrant Authorization, and assuming that (a) the terms of the Warrants as executed and delivered are as described in the Registration Statement, the Prospectus, the related Prospectus Supplements and Free Writing Prospectuses, and the Warrant Authorization, (b) the Warrants as executed and delivered do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, (c) the Warrants as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any agreement or instrument to which the Company is a party or by which it is bound, any court or governmental or regulatory body having jurisdiction over the Company or otherwise and (d) the Warrants are then issued and sold as contemplated by the Registration Statement, the Prospectus, the related Prospectus Supplements and Free Writing Prospectuses, any applicable definitive purchase, underwriting or similar agreement, and the Warrant Authorization, the Warrants will constitute legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

Acacia Research Corporation
February 27, 2009
Page Three

The opinions set forth in paragraph 2 relating to the enforceability of the Warrants are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which any proceeding therefor may be brought; (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (iv) the unenforceability of any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy.

With your consent, we have assumed for purposes of this opinion that (i) each of the parties to any Warrant Agreement other than the Company (A) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (B) has the requisite power and authority to execute and deliver and to perform its obligations under each of the Warrant Agreements to which it is a party; and (C) has duly authorized, executed and delivered each such Warrant Agreement; (ii) with respect to each of the parties to the Warrant Agreement other than the Company, each Warrant Agreement to which it is a party constitutes its legally valid and binding agreement, enforceable against it in accordance with its terms; and (iii) the Warrant Agent is in compliance, generally and with respect to acting as warrant agent under the Warrant Agreement, with all applicable laws and regulations.

This opinion is for your benefit in connection with the Registration Statement, and may be relied upon by you and by persons entitled by law to rely upon it pursuant to the applicable provisions of federal securities laws.  We consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus which is part of the Registration Statement.  In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.  In addition, we give such consent on the condition and understanding that (i) this letter speaks only as of the date hereof and (ii) we have no responsibility or obligation to update this letter, to consider its applicability or correctness to other than its addressee, or to take into account changes in law, facts or any other developments of which we may become aware.

Very truly yours, STRADLING YOCCA CARLSON & RAUTH /s/ Stradling Yocca Carlson & Rauth